EXHIBIT 10.22

QUATECH, INC.

2001 Equity Incentive Plan

Article I – General

1.01. Purpose.

The purposes of this 2001 Equity Incentive Plan (the “Plan”) are to: (1) closely associate the interests of management of Quatech, Inc. (the “Company”) with the shareholders by reinforcing the relationship between participants’ rewards and shareholder gains; (2) provide directors and management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02. Administration.

(a) The Plan shall he administered by the Board of Directors of the Company and/or a duly appointed committee of the Board of Directors, each member of which shall be a disinterested person (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) (the “Board”), as constituted from time to time.

(b) The Board shall have the authority, in its sole discretion and from time to time to:

(i) designate the individuals eligible to participate in the Plan;

(ii) grant awards provided in the Plan in such form and amount as the Board shall determine;

(iii) impose such limitations, restrictions and conditions upon any such award as the Board shall deem appropriate; and

(iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

(c) Decisions and determinations of the Board on all matters relating to the Plan shall he in its sole discretion and shall be conclusive. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

1.03. Eligibility for Participation.

Participants in the Plan shall he selected by the Board from the directors, executive officers and other key employees of the Company who occupy responsible positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Board shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and sound growth.

1.04. Aggregate Limitation on Awards; Stock Subject to Plan.

Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company (“Common Stock”). The maximum number of shares of Common Stock which may be issued under the Plan may not exceed ten percent (1 0%) of the total shares of Common Stock issued and outstanding at the date hereof, subject to adjustment upon occurrence of any of the events indicated in Subsection 4.01. The Board has currently set aside a total of One Hundred Twenty Eight Thousand, Four Hundred Eighty Eight (128,488) shares that may be issued under the Plan. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Stock or issued stock reacquired and held as treasury stock not reserved for any other purpose. In the event any shares of Common Stock that are subject to an option which, for any reason, expires or is terminated unexercised as to such shares, or any shares of Common Stock subject to an option are reacquired by the Company pursuant to the Plan, such shares again shall become available for issuance under the Plan.

1.05. Effective Date of Plan.

The Plan shall become effective on January 1,2001, and shall terminate on the tenth (10th) anniversary of the effective date (“Termination Date”).

Article II – Incentive Stock Options

2.01. Award of Incentive Stock Options.

The Board may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any participant in the Plan one or more “incentive stock options” (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (“Incentive Stock Options”) to purchase for cash or shares the number of shares of Common Stock allotted by the Board. The date the Incentive Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific number of shares to a participant pursuant to the Plan.

2.02. Incentive Stock Option Agreements.

The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the “Grantee”), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby (“Option Shares”), and in such form as the Board may from time to time determine.

2.03. Incentive Stock Option Price.

The purchase price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted, taking into account the minority nature of the Option Shares and the restrictions thereon; provided, however, that in the case of an Option granted to a participant who, at the time such Option is granted, owns Common Stock of the Company or any subsidiary corporation of the Company possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation, the purchase price for each share of Common Stock shall be such amount as the Board shall, in its best judgment, determine to be not less than 110 percent of the fair market value per share at the date the Option is granted.

2.04. Installment Exercise.

Subject to such further limitations as are provided herein, the Option shall become exercisable immediately upon the grant thereof, the Grantee having the right hereunder to purchase from the Company any or all of the granted Option Shares upon exercise of the Option.

2.05. Maximum Amount of Incentive Stock Option Grant.

The aggregate fair market value (determined on the date the option is granted) of Common Stock of which incentive stock options are first exercisable by any individual in a particular calendar year shall not exceed $100,000.

2.06. Termination of Option.

(a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the “Option Term”); provided, however, that in the case of an Option granted to a participant who, at the time such Option is granted, owns Common Stock of the Company or any subsidiary corporation of the Company possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation, the Option Term shall be five (5) years from the Date of Grant.

(b) If the Grantee ceases to be an employee of the Company by reason of “termination for cause,” as defined in Grantee’s Incentive Stock Option agreement, the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee’s employment.

(c) If the Grantee ceases to be an employee of the Company by reason of death or disability within the meaning of Section 22(e)(3) of the Code, the Option, to the extent unexercised by the Grantee, may be exercised by the Grantee (or the Grantee’s legal representative) at any time prior to the expiration of one (1) year from the date on which the Grantee’s employment terminated, but in no event later than the Option Term.

(d) If the Grantee ceases to be an employee of the Company for any reason, except death, disability within the meaning of Section 22(e)(3) of the Code or “termination for cause,” as defined in paragraph 2.06(b) above, the Option, to the extent unexercised and exercisable by the Grantee on the date on which the Grantee ceased to be an employee, may be exercised by the Grantee within ninety (90) days after the date on which the Grantee’s employment terminated, but in any event no later than the Option Term.

(e) Upon a termination of the Grantee’s director status or employment for any or no reason other than by death, the Option Shares then owned by Grantee, to the extent the Option was previously exercised by Grantee, shall be subject to a right of repurchase by the Company at the fair market value of such shares as of the repurchase date, as determined by the Company’s Board in good faith in its discretion. To exercise this repurchase right, the Company shall give Grantee when notice of its intent to so exercise within sixty (60) days of the date of termination of employment, and the closing of the repurchase shall occur within sixty (60) days of the date of termination of employment.

Article III – Exercise of Options

3.01.	Exercise Generally.

Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions, including vesting rights and schedules, as the Board shall in each instance approve, which need not be the same for all participants.

3.02. Notice of Exercise.

The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall he at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

3.03. Closing of Exercise.

Full payment (in US. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Board, in whole or in part through the surrender of previously acquired shares of Common Stock at their fair market value on the exercise date.

On the exercise date specified in the Grantee’s notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Common Stock or reacquired Common Stock, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Common Stock shall, however, be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an Option granted hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as, in its discretion, it determines to he necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, (ii) implement the provisions of the Plan and any agreement between the Company and the Optionee with respect to such shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, within the meaning of Section 421(b) of the Code, of shares transferred upon exercise of an incentive stock option granted under the Plan.

3.04. Termination for Failure to Close Exercise.

If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee’s right to purchase such Option Shares may be terminated by the Company. The date specified in the Grantee’s notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

Article IV – Miscellaneous

4.01.	Adjustment of and Changes in Stock of the Company.

In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Board shall make such adjustment as it deems appropriate in the number and kind of shares of Common Stock subject to the Option or in the option price such that each Option shall thereafter be exercisable for such securities, cash and or other property as would have been received in respect of the shares of Common Stock subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option, and no adjustment shall be made which would render any Option granted hereunder other than “incentive stock option” for purposes of Section 422 of the Internal Revenue Code.

4.02. Fair Market Value.

As used herein, “fair market value” of a share of Common Stock shall be determined by the Board in good faith at its discretion.

4.03. No Rights of Stockholders.

Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

4.04. Non-Transferability of Option.

During the Grantee’s lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

4.05. Notice.

Any notice to the Company provided for in this instrument shall be addressed to it in case of its Secretary at its executive offices at 662 Wolf Ledges Parkway, Akron, OH 44311, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

4.06. Termination or Suspension of the Plan.

The Board of Directors may at any time and for any or no reason suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An Option may not be granted while the Plan is suspended or after it is terminated. Options granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option is granted. The power of the Board to construe and administer any Options granted prior to the termination or suspension of the Plan shall continue after such termination or such suspension.

4.07. Amendment of Plan.

The Plan may be amended by the Board at any time (i) if the Board determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee, provided that, notwithstanding anything to the contrary herein, no amendment shall be made, without the approval of the shareholders of the Company, that will (i) increase the total number of shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Section 4.01),

(ii) reduce the exercise price of any Option granted hereunder below the price required by Section 2.03, (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of the Option.

4.08. Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Ohio, except to the extent preempted by federal law, which shall to the extent govern.